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                                                                   EXHIBIT 10.22


                          MASTER REPURCHASE AGREEMENT

     Effective as of July 1, 2000 by and between Crum & Forster Indemnity Company ("C&F Indemnity") and Fairfax Financial Holdings Limited ("Fairfax").

     WHEREAS, C&F Indemnity, in the normal course of its business, may from time to time agree to pay claims to policyholders that require it to sell or otherwise liquidate certain securities or other invested assets in order to raise sufficient cash to make such payments; and

     WHEREAS, C&F Indemnity typically pays policyholder claims prior to receiving reimbursement for such claims from its reinsurers, requiring C&F Indemnity to make cash payments on claims that can greatly exceed its ultimate net liability for such claims and creating a timing gap between payments by C&F Indemnity and recovery from its reinsurers; and

     WHEREAS, Fairfax, as the indirect owner of C&F Indemnity, has an interest in maximizing the return on invested assets of C&F Indemnity; and

     WHEREAS, Fairfax seeks to assist C&F Indemnity in managing its cash flow to eliminate or minimize investment losses resulting from the sale or liquidation of securities in order to cover short-term cash requirements.

     NOW, THEREFORE, for due and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.   TRANSACTIONS

     From time to time, the parties hereto may enter in to transactions (each a "Transaction") in which C&F Indemnity agrees to transfer to Fairfax certain securities ("Securities") against the transfer of an amount in United States dollars equal to the fair market value of such Securities on the date of transfer, such amount not to exceed U.S. $5,000,000 singly or, when combined with amounts then outstanding from any other Transaction, in the aggregate (the "Purchase Price") by Fairfax to C&F Indemnity and Fairfax agrees to transfer to C&F Indemnity such Securities on a date to be agreed by Fairfax and C&F Indemnity and which shall be on or before December 31 of the year during which such transfer is made (the "Repurchase Date"), against the transfer of funds by C&F Indemnity.

2.   REPURCHASE

     C&F Indemnity shall repurchase the Securities from Fairfax on or before the Repurchase Date for an amount not to exceed the sum of the Purchase Price and the aggregate amount obtained by daily application of the stated interest rate of each Security to the Purchase Price paid for such Security on a 360 day per year basis for the actual number of days during the period commencing on the (and including) the Purchase Date and ending on (but excluding) the Repurchase Date.

3.   INCOME PAYMENTS

     C&F Indemnity shall be entitled to receive, with respect to any Security at any time, an amount equal to any principal thereof and all interest, dividends or other distributions thereon ("Income") paid or distributed in respect of the Securities that are not otherwise received by C&F Indemnity to the full extent it would be so entitled if the Securities had not been sold to Fairfax. Fairfax shall, as the parties may agree (or, in the absence of any such agreement, as Fairfax shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the accounts of C&F Indemnity such Income with respect to any Securities or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Fairfax by C&F Indemnity upon termination of the Transaction.

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4.   SECURITY INTEREST

     Although the parties intend that the Transaction be a sale and purchase and not a loan, in the event the Transaction is deemed to be a loan, C&F Indemnity shall be deemed to have pledged to Fairfax as security for the performance by C&F Indemnity of its obligations under the Transaction, and shall be deemed to have granted to Fairfax a security interest in, all of the Securities and all income thereon and other proceeds thereof.

5.   PAYMENT AND TRANSFER

     Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to C&F Indemnity and Fairfax.

6.   SEGREGATION OF SECURITIES

     To the extent required by applicable law, all Securities in the possession of Fairfax shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of C&F Indemnity's interest in the Securities shall pass to Fairfax on the Purchase Date and, unless otherwise agreed by Fairfax and C&F Indemnity, nothing in this Agreement shall preclude Fairfax from engaging in repurchase transactions with the Securities or otherwise selling, transferring, pledging or hypothecating the Securities, but no such transaction shall relieve Fairfax of its obligations to transfer Securities to C&F Indemnity pursuant to Paragraph 2 hereof, or of Fairfax's obligation to credit or pay Income to, or apply Income to the obligations of, C&F Indemnity pursuant to Paragraph 3 hereof.

7.   NOTICES AND OTHER COMMUNICATIONS

     Any and all notices or other communications hereunder shall be given by mail or facsimile as follows:

    To Fairfax:        Fairfax Financial Holdings Limited
                       95 Wellington Street West, Suite 800
                       Toronto, Ontario, Canada M5J 2N7
                       Facsimile: 416-367-2201
                       Attention: Chief Financial Officer
    To C&F Indemnity:  Crum & Forster Indemnity Company
                       305 Madison Avenue
                       Morristown, New Jersey 07960
                       Facsimile: 973-490-6612
                       Attention: Chief Financial Officer

8.   ENTIRE AGREEMENT; SEVERABILITY

     This Agreement shall supersede any existing agreements between the parties concerning the subject matter hereof. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

9.   GOVERNING LAW

     This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

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10. COUNTERPARTS

     This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                          FAIRFAX FINANCIAL HOLDINGS LIMITED

                                          By:  /s/ BRADLEY P. MARTIN
                                            ------------------------------------
                                              Bradley P. Martin
                                              Title: Vice President

                                          CRUM & FORSTER INDEMNITY COMPANY

                                          By:  /s/ MARY JANE ROBERTSON
                                            ------------------------------------
                                              Mary Jane Robertson
                                              Title: Executive Vice President,
                                              CFO and Treasurer

                                          By:  /s/ VALERIE GASPARIK
                                            ------------------------------------
                                              By: Valerie Gasparik
                                              Title: Secretary

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